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                                                                   EXHIBIT 23.5

                      CONSENT OF BEAR, STEARNS & CO. INC.

We hereby consent to the inclusion in the Prospectus/Proxy Solicitation Statement forming part of this Registration Statement on Form S-4 of Automatic Data Processing, Inc. of our opinion attached as Annex B thereto and to the reference to such opinion and to our firm therein. We also confirm the accuracy in all material respects of the description and summary of such fairness opinion and the description and summary of our analyses, observations, beliefs and conclusions relating thereto, set forth under the heading "Opinion of Sandy's Financial Advisor" therein. In giving such consent, we do not admit that we come within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933 and the rules and regulations of the Securities and Exchange Commission issued thereunder.

                                          Bear, Stearns & Co. Inc.


                                          By: /s/ G.E. Matthews
                                              ------------------------------
                                              Managing Director


Dated: November 29, 1995